UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Definitive Agreement.

Exclusivity Arrangement for a $100 Million Investment from Apollo

On October 25, 2012, we entered into an exclusivity agreement (with a non-binding term sheet attached) with Apollo Management VII, L.P. to negotiate, finalize and execute definitive documentation under which funds managed by Apollo Global Management, LLC (which we refer to collectively as Apollo) and certain co-investors thereof would, among other things, invest $100 million by purchasing newly issued 7-year Convertible Springing 2nd Lien Notes (which we refer to as the Apollo Notes) from us (which we refer to collectively as the Apollo Financing), expected to fund in the first half of 2013. Additionally, Apollo would have an option (which we refer to as the Apollo Option) to purchase 16.7 million shares of our common stock at $3.00 per share, exercisable any time through the closing of the Apollo Financing.  We expect to use the proceeds of the Apollo Financing and any exercise of the Apollo Option to continue development of our Holbrook Project, including the partial repayment of the promissory note issued to The Karlsson Group.

The Apollo Notes would be convertible at an initial conversion price of $3.00 per share, subject to customary anti-dilution provisions. The Apollo Notes would have an annual interest rate of 10%, of which 4% would be payable in cash and 6% would be payable in kind in additional Apollo Notes.  The Apollo Notes would be convertible at any time by the holders, and we would be able to convert the Apollo Notes after such time as our common stock trades above two times the then-conversion price for 20 consecutive trading days after the Holbrook Project is completed. The Apollo Notes would also have voting rights alongside our common stock on an as-converted basis.

The second lien security that is contemplated would be granted with respect to the Apollo Notes consists of the assets we pledged to The Karlsson Group in connection with the issuance of the promissory note. At such time as we have fully repaid the promissory note issued to The Karlsson Group, Apollo would become our senior secured creditor ranking at least pari passu with all of our existing and future indebtedness, but junior in respect of rights to collect on collateral to certain first lien indebtedness we intend to incur in connection with project financing for the Holbrook Project.

The closing of the Apollo Financing is subject to, among other things, satisfactory completion of negotiations with Apollo, the execution of definitive documents, completion of a bankable feasibility study with respect to the Holbrook Project that satisfies certain conditions relating to estimated capital costs, operating costs, mineral grades and resources, production rates and other matters based on the estimates contained in our Preliminary Economic Assessment (which we refer to as the PEA), approval by our shareholders, and other conditions necessary to complete the transaction.   In addition, if a bankable feasibility study indicates that total capital costs are going to be greater than $1.568 billion (which exceeds the $1.3 million estimate from our PEA), we may be obligated to issue to Apollo up to 3.5 million shares of our common stock (subject to anti-dilution adjustments) at no cost to Apollo.

In the exclusivity agreement, we have agreed to pay Apollo a termination fee of $7.5 million plus expenses incurred by Apollo and its advisors in connection with the transaction, subject to a cap, if definitive documentation for the Apollo Financing is not executed by November 19, 2012.  The definitive documentation being negotiated currently contemplates that we would be obligated to pay a termination fee of $5.0 million plus expenses incurred by Apollo and its advisors in connection with the transaction if we do not receive shareholder approval of the sale of the Apollo Notes or the transaction does not close because of a breach by us.

Subject to the execution of definitive agreements, Buffalo Management LLC, or Buffalo Management, has agreed to terminate its 2% royalty interest in us, and Buffalo Management and Apollo will each receive a 1% royalty on the annual gross revenues of the Holbrook Project.

We believe that the definitive documentation will include a securities purchase agreement and an investor rights agreement, which will grant Apollo certain rights as an investor, including demand registration rights, pre-emptive rights (beginning upon execution of the definitive documentation), and the right to appoint four board members of a nine member board.  In addition, we would expect to appoint one Apollo designee to our board upon execution of definitive documentation with respect to the Apollo Financing, and grant Apollo one board observer right.  The Apollo Notes would also contain extensive consent rights to certain actions, which we expect will include approval of our annual budget, issuance of equity securities (other than common stock), payment of dividends, incurrence of indebtedness, acquisitions or dispositions of assets over certain thresholds, the hiring and firing of the chief executive officer and certain other key executives and entering into a merger or sale of the company.

The exclusivity agreement also prohibits us from discussing, negotiating or entering into agreements with any person or entity (other than Apollo) with respect to financing transactions, with certain limited exceptions, through November 19, 2012.  The summary term sheet attached to the exclusivity agreement is non-binding and preliminary in nature.  There can be no assurance that definitive documentation for the Apollo Financing will be executed on terms acceptable to us, on terms substantially consistent with those contemplated in the summary term sheet, or at all.

For a summary of the currently proposed terms of the Apollo Notes and other features of the Apollo Financing, see the summary term sheet attached to the exclusivity agreement, filed as Exhibit 10.1 herewith.

8.01        Other Events.

We released a press release on October 26, 2012 disclosing the exclusivity agreement which is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

This Form 8-K contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Prospect’s business strategy, plans and objectives, and (ii) statements regarding future discussions and entry into contracts, including those regarding the proposed transaction with Apollo, and the terms, conditions, timing and costs of such transaction. Although Prospect believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Prospect’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Prospect’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Other than as required under the securities laws, Prospect does not assume a duty to update these forward-looking statements.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Exclusivity Agreement with Apollo Management VII, L.P.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Wayne Rich
Date: October 26, 2012		Chief Financial Officer